UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

UNITY SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 3rd Street San Francisco, California	94103-3104
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (415) 539-3162

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.000005 par value per share	U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 1, 2022, Unity Software Inc. (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) covering the offer and sale from time to time of up to 14,430,616 shares of the Company’s common stock, par value $0.000005 per share (the “Shares”), held by the selling stockholders identified therein. The Shares were issued to the selling stockholders pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 13, 2022, by and among the Company, Ursa Aroma Merger Subsidiary Ltd. and ironSource Ltd. The legal opinion and consent of the Company’s counsel, Morrison & Foerster LLP, regarding the legality of the Shares covered by the Prospectus Supplement are attached hereto as Exhibit 5.1 and Exhibit 23.1, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unity Software Inc.

Date: December 6, 2022	By:	/s/ Luis Visoso
Luis Visoso
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)